Exhibit 3.41
Certificate of Incorporation
of Prairie Holdings, Inc.
     FIRST. The name of the corporation is Prairie Holdings, Inc. (the “Corporation”).
     SECOND. The address of the registered office in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
     THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.
     FOURTH.
     A. Number of Shares. The aggregate number of shares of capital stock which the Corporation is authorized to issue is One Thousand (1,000) shares of common stock, no par value.
     B. Preemptive Rights. Except as may otherwise be provided by agreement among the Corporation and the stockholders of the Corporation, no stockholder of any class of stock of the Corporation shall have any preemptive right to acquire any additional shares of stock of the Corporation of any class or series or any security convertible into, or exercisable or exchangeable for, such stock.
     C. Terms of Common Stock. The voting powers and relative, participating, optional and other special rights of the Common Stock, and the qualifications, limitations and restrictions thereof, are as follows:
          1. Voting Rights and Powers. Except as provided in the General Corporation Law of the State of Delaware, the holders of shares of the Common Stock shall vote together as a single class on all matters as to which such holders are entitled to vote.
          2. Dividend Rights. Cash dividends may be declared and paid upon the Common Stock in such amounts and at such times as the Board of Directors may determine.
          3. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the entire remaining assets and funds of the Corporation legally available for distribution, if any, to its stockholders shall be distributed ratably among the holders of the Common Stock in proportion to the shares of Common Stock then held by them.
     FIFTH. All corporate powers of the Corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided herein or by applicable law. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized:
     (i) to adopt, amend or repeal Bylaws of the Corporation, subject to the right of the stockholders of the Corporation entitled to vote with respect thereto to adopt Bylaws and to amend or repeal Bylaws made by the Board of Directors; and
     (ii) from time to time to determine whether and to what extent, at what time and place, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of any stockholder; and no stockholder shall have any right to inspect any account or book or document of the Corporation except as provided by applicable law or the Bylaws of the Corporation, as authorized by resolution of the stockholders or Board of Directors of the Corporation or as set forth in any agreement among the Corporation and any of its stockholders.
     SIXTH. No director of the Corporation or any person acting at the direction of the Board of Directors shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware. This provision is not intended to eliminate or narrow any defenses to or protection against liability otherwise available to directors of the Corporation. No amendment to or repeal of this Article Sixth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment. Any person or person who, pursuant to any provision of this certificate of incorporation, exercises or performs any of the powers of duties conferred or imposed upon a director of the Corporation shall be treated as a director for purposes of this Article Sixth and shall be entitled to the limitation of liability set forth in this Article Sixth.
     SEVENTH.
     A. Every person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or a person of whom such person is a legal representative is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation or for its benefit as a director, officer, employee or agent of any other corporation, or as the representative of the Corporation in a partnership, joint venture, trust or other entity, shall be indemnified and held harmless by the Corporation to the fullest extent legally permissible under the General Corporation Law of the State of Delaware, as amended from time to time, against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably paid or incurred by such person in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner desired by such person. Such right of indemnification shall include the right to be paid by the Corporation the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if ultimately it should be determined that such person is not entitled to be indemnified by the Corporation under the General Corporation Law of the State of Delaware. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any Bylaw, any agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article Seventh. Any person or persons who, pursuant to any provisions of this Certificate of Incorporation, exercises or performs any of the powers or duties conferred or imposed upon a director of the Corporation, shall be entitled to the indemnification rights set forth in this Article Seventh.
     B. The Board of Directors may adopt Bylaws from time to time with respect to indemnification to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Delaware, as amended from time to time, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation or for its benefit as a director, officer, employee or agent of any other corporation, or as the representative of the Corporation in a partnership, joint venture, trust or other entity, against any expense, liability or loss asserted against or incurred by any such person in any such capacity or arising out of any such status, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss.
     EIGHTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders, directors and officers herein are granted subject to this reservation.
     NINTH. The name and address of the incorporator are

Gregory A. Billhartz
City Place One
Ste. 300
St. Louis, MO 63141

     THE UNDERSIGNED, being the sole incorporator, hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 24th day of July 2006.

/s/ Gregory A. Billhartz
Gregory A. Billhartz, Incorporator

     Subscribed and sworn to before me, a Notary Public, in and for the County of St. Louis, State of Missouri.

/s/ Jolene Jouett Mermis
Jolene Jouett Mermis

My Commission Expires:

May 21, 2007

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